August 1, 2017

Harbor Funds Distributors, Inc.

111 South Wacker Drive, 34th Floor

Chicago, Illinois 60606-4302

Re:     Distribution Agreement (the “Agreement”)

Ladies and Gentlemen:

Attached is an amendment to the Agreement dated July 1, 2013 between Harbor Funds (the “Trust”) and you. Pursuant to §15 of the Agreement, the Trust proposes that the Agreement be amended to replace Exhibit A to the Agreement which lists all of the series of the Trust which are included in and are covered by the Agreement.

Please indicate your acceptance of the foregoing by executing the two originals of this letter agreement, returning one to the Trust and retaining one for your records.

Sincerely,

Harbor Funds

By:

Agreed and Accepted: Harbor Funds Distributors, Inc.

By:

P.O. Box 804660 | Chicago, Illinois 60680-4108

800-422-1050 | www.harborfunds.com

Distributed by Harbor Funds Distributors, Inc.

EXHIBIT A

Domestic Equity

1.	Harbor Capital Appreciation Fund

2.	Harbor Strategic Growth Fund

3.	Harbor Mid Cap Growth Fund

4.	Harbor Small Cap Growth Fund

5.	Harbor Small Cap Growth Opportunities Fund

6.	Harbor Large Cap Value Fund

7.	Harbor Mid Cap Value Fund

8.	Harbor Small Cap Value Fund

9.	Harbor Small Cap Value Opportunities Fund

International and Global

10.	Harbor International Fund

11.	Harbor Diversified International All Cap Fund

12.	Harbor International Growth Fund

13.	Harbor International Small Cap Fund

14.	Harbor Global Leaders Fund

15.	Harbor Emerging Markets Equity Fund

Strategic Markets

16.	Harbor Commodity Real Return Strategy Fund

Fixed Income

17.	Harbor Convertible Securities Fund

18.	Harbor High-Yield Bond Fund

19.	Harbor Bond Fund

20.	Harbor Real Return Fund

Money Market

21.	Harbor Money Market Fund

Target Retirement

22.	Harbor Target Retirement Income Fund

23.	Harbor Target Retirement 2015 Fund

24.	Harbor Target Retirement 2020 Fund

25.	Harbor Target Retirement 2025 Fund

26.	Harbor Target Retirement 2030 Fund

27.	Harbor Target Retirement 2035 Fund

28.	Harbor Target Retirement 2040 Fund

29.	Harbor Target Retirement 2045 Fund

30.	Harbor Target Retirement 2050 Fund

31.	Harbor Target Retirement 2055 Fund

P.O. Box 804660 | Chicago, Illinois 60680-4108

800-422-1050 | www.harborfunds.com

Distributed by Harbor Funds Distributors, Inc.